UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Occidental Petroleum Corporation
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For Immediate Release: April 27, 2010

Oxy Expands and Strengthens Responsibilities of Lead Independent Director

•	Stockholder Proposal for Oxy to Separate Roles of Chairman and CEO Withdrawn

LOS ANGELES, April 27, 2010 -- Occidental Petroleum Corporation (NYSE:OXY) announced today that it has expanded and strengthened the duties and responsibilities of its Lead Independent Director, including advising the Chairman on the materials to be provided by management to the Board and approving the agendas for all Board and Committee meetings.  As a result, a  stockholder proposal for Oxy to separate the roles of Chairman and Chief Executive Officer which was to be presented for stockholder consideration at Oxy’s May 7, 2010 Annual Meeting has been withdrawn.
Oxy will report the results of the remaining ten proposals and election of the Board immediately following the May 7 meeting.

About Oxy
Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions.  Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization.  Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls.  Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements
Statements in this release that contain words such as "will," “should,” "expect," or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results.  Factors that could cause actual results to differ materially include, but are not limited to: global commodity price fluctuations and supply/demand considerations for oil, gas and chemicals; exploration risks, such as drilling of unsuccessful wells; not successfully completing any expansions, field development, capital projects, acquisitions, or dispositions; higher-than-expected costs; political risk; operational interruptions; and changes in tax rates.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this release.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosures in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

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Contacts:	Richard S. Kline (media)
richard_kline@oxy.com
310-443-6249

Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184

For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

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